UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2014

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas (Address of principal executive offices)	77381
(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2014, Opexa Therapeutics, Inc. (the “Company”), entered into a First Amendment to Sales Agreement (the “First Amendment”) with Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) (the “New Sales Manager”) and Brinson Patrick Securities Corporation (the “Original Sales Manager”). Pursuant to the First Amendment, the Sales Agreement dated September 6, 2012 by and between the Company and the Original Sales Manager was assigned by the Original Sales Manager to the New Sales Manager. The Sales Agreement, as amended, is referred to herein as the “ATM Agreement.”

Under the ATM Agreement, the Company may offer and sell shares of its common stock from time to time depending upon market demand, with the New Sales Manager acting as an agent for the sale of shares in transactions deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933.

The Company will pay the New Sales Manager a commission equal to 3% of the gross proceeds from the sale of shares of common stock by it as agent under the ATM Agreement. The ATM Agreement provides that the Company will provide customary indemnification rights to the New Sales Manager as well as the Original Sales Manager. The Company has no obligation to sell any shares of common stock pursuant to the ATM Agreement and may at any time suspend sales pursuant to the ATM Agreement. Either party may terminate the ATM Agreement at any time without liability of any party.

The shares of common stock will be sold pursuant to a shelf registration statement on Form S-3 (Registration No. 333-185001), declared effective by the Securities and Exchange Commission on December 5, 2012. A prospectus supplement relating to the offer and sale of up to 2,500,000 shares of common stock pursuant to the ATM Agreement will be filed with the Securities and Exchange Commission as part of the registration statement. Interested investors should read the registration statement and prospectus supplement and all documents incorporated therein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012 and is incorporated herein by reference. The foregoing description of the First Amendment and ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment and ATM Agreement.

As a result of the foregoing, the continuous offering through the Original Sales Manager pursuant to a prospectus supplement dated January 18, 2013 is deemed terminated and no further shares will be offered or sold by the Company through the Original Sales Manager.

Item 5.03.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, the Board of Directors of the Company approved discretionary cash bonuses for fiscal year 2013 performance for the Company’s executive officers. This resulted in cash bonuses payable in the amounts shown below for the Company’s named executive officers.

Named Executive Officer	Bonus Paid in Cash		Total Compensation (1)
Neil K. Warma	$94,180		$636,767
President and Chief Executive Officer
Karthik Radhakrishnan	$30,319	(2)	$516,569
Chief Financial Officer
Donna R. Rill	$22,500		$356,548
Chief Development Officer

(1)	Updates total compensation for fiscal year ended December 31, 2013 as previously disclosed in the Summary Compensation Table included in the Company’s Annual Report on Form 10-K filed on February 27, 2014.
(2)	Mr. Radhakrishnan’s bonus was pro-rated to reflect his March 2013 employment start date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	First Amendment to Sales Agreement, dated March 5, 2014, by and among Opexa Therapeutics, Inc., Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) and Brinson Patrick Securities Corporation.

10.2	Sales Agreement, dated September 6, 2012, by and between Opexa Therapeutics, Inc. and Brinson Patrick Securities Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed September 7, 2012).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 5, 2014	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	First Amendment to Sales Agreement, dated March 5, 2014, by and among Opexa Therapeutics, Inc., Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) and Brinson Patrick Securities Corporation.

10.2	Sales Agreement, dated September 6, 2012, by and between Opexa Therapeutics, Inc. and Brinson Patrick Securities Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed September 7, 2012).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).